UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100

Costa Mesa, California 92626

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 888-507-1737

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.*

On September 10, 2018, the Company issued a press release announcing the closing of its acquisition of Machine Box, Inc. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On September 6, 2018 (the “Closing Date”), the Company closed its acquisition of Machine Box, Inc., a Delaware corporation (“Machine Box”), a developer of state-of-the-art machine learning technologies. The acquisition was effected pursuant to an Agreement and Plan of Merger dated August 31, 2018 (the “Merger Agreement”) by and among the Company, Project Magic Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Machine Box, and Aaron Edell, in his capacity as the representative of the stockholders of Machine Box. The Merger Agreement provided for the merger of Merger Sub with and into Machine Box (the “Merger”), with Machine Box surviving the Merger as a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company paid initial consideration of $2 million, which was adjusted based on Machine Box’s cash, indebtedness, transaction expenses and working capital as of the Closing Date (the “Initial Consideration”), and may also make contingent payments of up to an additional $3 million (the “Contingent Consideration”) if Machine Box achieves certain technical development and integration milestones within 12 months after the Closing Date. The Initial Consideration was, and the Contingent Consideration (if paid) will be, comprised of 20% cash and 80% shares of Common Stock valued at (i) with respect to the Initial Consideration, $11.86, which represents the volume weighted average trading price of the Common Stock for the 20-trading day period ended two trading days prior to the Closing Date and (ii) with respect to the Contingent Consideration, the volume weighted average trading price of the Common Stock for the 20-trading day period ended two trading days prior to the date on which the applicable payment of Contingent Consideration is made. A portion of the Initial Consideration was withheld by the Company to partially secure the indemnification obligations of the stockholders of Machine Box under the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

The following exhibit is being furnished herewith:

99.1	Press Release of Veritone, Inc., dated September 10, 2018, announcing the closing of its acquisition of Machine Box, Inc.*

*

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2018	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel and Secretary